NEWS RELEASE

Cornerstone Building Brands Announces Fourth-Quarter and Full-Year 2020 Results; Expects Strong Growth in 2021
•Delivered seventh consecutive quarter of year-over-year Adjusted EBITDA margin expansion in all segments
•Improved cost structure by approximately $113 million over prior year, better than expected
•Generated strong 2020 net operating cash flow of $308 million, a 34 percent improvement over prior year
•Strong financial position with liquidity of $1,317 million
•Reduced net debt leverage ratio to 4.9x; 0.4x better than prior year
•Expect strong revenue growth in 2021 from single-family housing outlook
CARY, NC, March 3, 2021 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products, today reported fourth-quarter 2020 net sales of $1,191.4 million and net income of $1.9 million or one cent per diluted share. This compares with net sales of $1,244.4 million and net income of $1.9 million or two cents per diluted share in the same quarter last year.
Adjusted EBITDA1 for the fourth quarter of 2020 was $158.1 million or 13.3 percent of net sales, an improvement of 40 basis points from the same pro forma period a year ago, with 5 percent fewer ship days. The improvement was primarily due to effective structural cost reductions and better price/mix, partially offset by the impacts from lower non-residential demand. These results represent the seventh consecutive quarter of year-over-year Adjusted EBITDA1 margin expansion for the Company.
“We delivered strong fourth-quarter results, rounding out a year of record performance despite a challenging market environment,” said James S. Metcalf, Chairman and Chief Executive Officer. “The resilience of our business model and strength of our dedicated team helped us deliver on our strategic priorities. I am proud of the Cornerstone Building Brands team, which is made up of people from many backgrounds, each unique, and valued as part of our organization.”
2020 Full Year Results and Highlights
Net sales for 2020 were $4,617.4 million, 5.6 percent lower than in 2019. The decline was primarily driven by lower end market demand across all segments as a result of the COVID-19 pandemic. Loss from operations was $266.5 million, including a non-cash, pre-tax goodwill impairment accounting adjustment of $503.2 million.
Pro forma net sales1 were $4,625.7 million, a 6.5 percent decrease over prior year. Pro forma Adjusted EBITDA1 for 2020 was $608.7 million or 13.2 percent of pro forma net sales1, an improvement of 2.6 percent or 120 basis points from the same pro forma period a year ago. The improvement was due to structural cost reductions, effective near-term expense management, and strong price/mix, net of inflation partially offset by the impacts from lower demand and shift in product mix as a result of the COVID-19 pandemic.
“Our focus on our customer partnerships, expanding our product offerings and developing innovative solutions, positions us to expand our market leadership as residential markets continue their strong recovery.” Metcalf continued. “Moving forward, we will continue to execute on our priorities which include maintaining price discipline, driving operational excellence and investing in growth opportunities to deliver enhanced profitability and value to our stakeholders.”
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. A reconciliation of the forecasted range for the first quarter of 2021 is not included in this release. See "Non-GAAP Financial Measures" below.

Segment Results Versus Prior Year
All segments delivered consecutive margin expansion over the prior year as a result of the quick and effective management of near-term expenses and acceleration of the Company's strategy to permanently improve its highly variable cost structure.
Due to the timing of the Company’s fiscal calendar, the fourth quarter of 2020 had three fewer ship days than the fourth quarter of 2019, which was approximately 5 percent less ship days.
•Windows segment net sales for the quarter were $511.6 million, an increase of 3.2 percent from the prior-year quarter. Effective price discipline coupled with volume leverage on higher demand from both distribution and retail channels supporting single family new home construction and repair and remodel were the primary drivers of the increase. Adjusted EBITDA1 was $61.6 million or 12.0 percent of net sales, an improvement of 20 basis points. For the full year, Adjusted EBITDA margin1 improved 140 basis points, while net sales were 2.1 percent lower.
•Siding segment net sales for the quarter were $293.8 million an increase of 4.4 percent versus the pro forma1 fourth-quarter 2019. Adjusted EBITDA1 was $62.1 million or 21.1 percent of net sales, an improvement of 180 basis points. For the full year, pro forma Adjusted EBITDA margin1 improved 220 basis points, while pro forma net sales1 were 1.8 percent lower than in the prior year. Effective price discipline coupled with cost management contributed to the favorable year-over-year variances.
•Commercial segment net sales for the quarter were $386.0 million, a decrease of 19.2 percent from the prior-year quarter. Adjusted EBITDA1 was $61.7 million or 16.0 percent of net sales, an improvement of 20 basis points. For the full year, Adjusted EBITDA margin1 improved 60 basis points, while net sales were 14.2 percent lower. Delays in construction activity and shifts in product mix toward less complex projects because of the impact of the COVID-19 pandemic were more than offset by effective management of price with declining steel costs, and execution of cost savings initiatives.
Balance Sheet and Liquidity
The Company generated strong cash flow in 2020, with cash from operations of $308.4 million, a cash generation improvement of $78.8 million over 2019. Capital expenditures were $81.9 million, with approximately 50 percent invested in innovative product offerings and process automation that are expected to generate profitable growth in the future.
Free cash flow2 of $226.6 million was an increase of 108.8 percent over 2019. The improvement was primarily driven by lower cash interest expenses, net cash tax benefits from the CARES Act and other COVID-19 related government stimulus programs, and reduced capital spend.
During the year, the Company issued $500 million of senior unsecured notes due January 2029 bearing interest at 6.125% per year. The proceeds were used to repay debt under the asset-based revolving credit facility and cash flow revolver, and to pay transaction fees. The transaction improved liquidity, strengthened the Company’s financial flexibility, and advanced our deleveraging strategy. The Company ended the year with approximately $674 million of unrestricted cash on hand and $1,317 million of liquidity. Additionally, the net debt leverage ratio1 improved to 4.9x at the end of 2020 compared with 5.3x at the end of 2019.
Outlook
First-Quarter 2021 Guidance
•The first quarter of fiscal 2021 will have three fewer ship days; 64 ship days as compared to 67 ship days in the first quarter of 2020
•The Company expects net sales to be between $1,195 million and $1,240 million as a result of:
◦Strong single-family housing end-market momentum; expect double digit growth in residential businesses over prior year
◦Improving non-residential end-markets
•Gross Profit is anticipated to be between $250 million and $265 million.
•Adjusted EBITDA1 is expected to be between $110 million and $125 million based on the following assumption:
◦Disciplined price leadership to more than offset increasing raw material costs
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. A reconciliation of the forecasted range for the first quarter of 2021 is not included in this release. See "Non-GAAP Financial Measures" below.
(2)Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Additional Fiscal Year 2021 Guidance
•Cost savings initiatives of $75 million to $80 million
•Return of near-term costs of approximately $20 million to $30 million
•Capital spending is projected to be approximately 2.5% of net sales
•Cash interest expense is expected to be approximately $215 million
•Cash tax rate expected to be approximately 30%
•Expect to improve net debt leverage by 3/4 to one turn
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. A reconciliation of the forecasted range for the first quarter of 2021 is not included in this release. See "Non-GAAP Financial Measures" below.
(2)Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Conference Call
The Company will host a conference call at 9:00 a.m. EST on Thursday, March 4 to discuss its financial performance with investors and securities analysts. The financial results and supplemental information will be available online at investors.cornerstonebuildingbrands.com.
To register, please use this link http://www.directeventreg.com/registration/event/5127615. After registering, an email confirmation will be sent providing dial-in details and a unique code for entry. Registration is open throughout the live call, however, to ensure you are connected for the entirety, please register a day in advance or at least 10 minutes before the start of the call. Additional call participation options are as follows:

By Webcast:	Cornerstone Building Brands 4Q and Full Year 2020 Earnings Call
	Date:	Thursday, March 4, 2021
	Time:	9:00 a.m. Eastern Standard Time
	Access link:	Visit the Events & Presentations section of the Investors Page on the website at

investors.cornerstonebuildingbrands.com or access directly at
https://event.on24.com/wcc/r/2947400/F3D9A2AE5F2573255A3FF97E0A1A5760
Replay dial-in will be available through March 18, 2021

Dial-in number:	855-859-2056
Replay code:	5127615

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, North Carolina, the organization serves residential and commercial customers across new construction and repair and remodel markets. As the #1 manufacturer of vinyl windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines an expansive portfolio of strong brands and quality products with a broad multi-channel distribution platform that includes approximately 20,500 employees at manufacturing, distribution and branch office locations throughout North America. At Cornerstone Building Brands, corporate stewardship is a responsibility that is deeply embedded in our 75-year history. We are committed to our purpose of contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.
Investor Relations
Tina Beskid
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/ or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations, including our first quarter 2021 forecasted net sales, gross profit, and Adjusted EBITDA, and our fiscal year 2021 forecasted capital spending, cash interest expense, cash tax rate and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions, challenging economic conditions affecting the nonresidential construction industry, downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit, volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets, the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by the Company or governmental authorities to contain COVID-19 or to treat its impact; an impairment of our goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products, the effects of manufacturing or assembly realignments, seasonality of the business and other external factors beyond our control, commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum, our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains, retention and replacement of key personnel, enforcement and obsolescence of our intellectual property rights, costs related to compliance with, violations of or liabilities under environmental, health and safety laws, changes in building codes and standards, competitive activity and pricing pressure in our industry, our ability to make strategic acquisitions accretive to earnings, our ability to carry out our restructuring plans and to fully realize the expected cost savings, global climate change, including legal, regulatory or market responses thereto, breaches of our information system security measures, damage to our computer infrastructure and software systems, necessary maintenance or replacements to our enterprise resource planning technologies, potential personal injury, property damage or product liability claims or other types of litigation, compliance with certain laws related to our international business operations, increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers, significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets, the cost and difficulty associated with integrating and combining acquired businesses, volatility of the Company’s stock price, substantial governance and other rights held by our sponsor investors, the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness, limitations that our debt agreements place on our ability to engage in certain business and financial transactions, our ability to obtain financing on acceptable terms, downgrades of our credit ratings, and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to be filed with the SEC on the date hereof, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA for the first quarter of 2021 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$1,191,369	$1,244,415	$4,617,369	$4,889,747
Cost of sales	924,169	956,379	3,567,049	3,801,328
Gross profit	267,200	288,036	1,050,320	1,088,419
	22.4%	23.1%	22.7%	22.3%

Selling, general and administrative expenses	142,625	161,493	579,200	627,861
Intangible asset amortization	45,447	44,878	180,994	177,577
Restructuring and impairment charges, net	1,956	2,538	34,120	18,060
Strategic development and acquisition related costs	5,791	13,517	19,341	50,185
Goodwill impairment	—	—	503,171	—
Income (loss) from operations	71,381	65,610	(266,506)	214,736
Interest income	357	183	1,364	674
Interest expense	(54,872)	(56,128)	(213,610)	(229,262)
Foreign exchange gain	2,368	970	1,068	2,054
Other income, net	494	518	469	1,183
Income (loss) before income taxes	19,728	11,153	(477,215)	(10,615)
Provision for income taxes	17,848	9,223	5,563	4,775
	90.5%	82.7%	(1.2)%	(45.0)%

Net income (loss)	$1,880	$1,930	$(482,778)	$(15,390)
Net income allocated to participating securities	(25)	(27)	—	—
Net income (loss) applicable to common shares	$1,855	$1,903	$(482,778)	$(15,390)

Income (loss) per common share:
Basic	$0.01	$0.02	$(3.84)	$(0.12)
Diluted	$0.01	$0.02	$(3.84)	$(0.12)

Weighted average number of common shares outstanding:
Basic	125,271	125,722	125,562	125,576
Diluted	125,310	125,761	125,562	125,576

Increase (decrease) in sales	(4.3)%	116.9%	(5.6)%	144.4%

Selling, general and administrative expenses percentage of net sales	12.0%	13.0%	12.5%	12.8%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$674,255	$98,386
Restricted cash	6,223	3,921
Accounts receivable, net	554,649	491,740
Inventories, net	431,937	439,194
Income taxes receivable	39,379	48,466
Investments in debt and equity securities, at market	2,333	3,776
Prepaid expenses and other	77,751	78,516
Assets held for sale	4,644	1,750
Total current assets	1,791,171	1,165,749

Property, plant and equipment, net	631,821	652,841
Lease right-of-use assets	264,107	316,155
Goodwill	1,194,729	1,669,594
Intangible assets, net	1,584,604	1,740,700
Deferred income taxes	1,867	7,510
Other assets, net	10,191	11,797
Total assets	$5,478,490	$5,564,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Accounts payable	211,441	205,629
Accrued compensation and benefits	81,548	92,130
Accrued interest	25,485	19,070
Accrued income taxes	5,060	—
Current portion of lease liabilities	70,125	72,428
Other accrued expenses	247,893	233,687
Total current liabilities	667,152	648,544

Long-term debt	3,563,429	3,156,924
Deferred income taxes	269,792	291,987
Long-term lease liabilities	198,875	243,780
Other long-term liabilities	337,437	287,793
Total long-term liabilities	4,369,533	3,980,484

Common stock	1,255	1,261
Additional paid-in capital	1,257,262	1,248,787
Accumulated deficit	(764,685)	(281,229)
Accumulated other comprehensive loss, net	(51,517)	(32,398)
Treasury stock, at cost	(510)	(1,103)
Total stockholders’ equity	441,805	935,318

Total liabilities and stockholders’ equity	$5,478,490	$5,564,346

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net loss	$(482,778)	$(15,390)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	284,602	263,764
Non-cash interest expense	9,589	8,504
Share-based compensation expense	17,056	14,078
Non-cash fair value premium on purchased inventory	—	16,249
Goodwill impairment	503,171	—
Asset impairment	4,905	—
Losses (gains) on asset sales, net	(1,252)	321
Provision for doubtful accounts	5,390	2,035
Deferred income taxes	(4,319)	(6,085)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(61,976)	(38,242)
Inventories	7,927	91,822
Income taxes	14,146	(32,719)
Prepaid expenses and other	3,415	(10,279)
Accounts payable	4,663	(21,141)
Accrued expenses	8,276	(40,403)
Other, net	(4,398)	(2,906)
Net cash provided by operating activities	308,417	229,608
Cash flows from investing activities:
Acquisitions, net of cash acquired	(41,841)	(179,184)
Capital expenditures	(81,851)	(121,085)
Proceeds from sale of property, plant and equipment	3,569	5,511
Net cash used in investing activities	(120,123)	(294,758)
Cash flows from financing activities:
Proceeds from ABL facility	345,000	290,000
Payments on ABL facility	(415,000)	(220,000)
Proceeds from cash flow revolver	115,000	—
Payments on cash flow revolver	(115,000)	—
Payments on term loan	(25,620)	(25,620)
Proceeds from senior notes	500,000	—
Payments of financing costs	(6,731)	—
Payments related to tax withholding for share-based compensation	(1,566)	(1,934)
Purchases of treasury stock	(6,428)	—
Payments on tax receivable agreement	—	(24,906)
Net cash provided by financing activities	389,655	17,540
Effect of exchange rate changes on cash and cash equivalents	222	2,310
Net increase (decrease) in cash, cash equivalents and restricted cash	578,171	(45,300)
Cash, cash equivalents and restricted cash at beginning of period	102,307	147,607
Cash, cash equivalents and restricted cash at end of period	$680,478	$102,307
Supplemental disclosure of cash flow information
Interest paid, net of amounts capitalized	$196,770	$240,063
Taxes paid (refunded), net (excluding tax receivable agreement payments)	$(3,316)	$51,001

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss) per diluted common share, GAAP basis	$0.01	$0.02	$(3.84)	$(0.12)
Restructuring and impairment charges, net	0.02	0.02	0.27	0.14
Strategic development and acquisition related costs	0.05	0.11	0.15	0.40
Non cash gain on foreign currency transactions	(0.02)	(0.01)	(0.01)	(0.02)
Non cash charge of purchase price allocated to inventories	—	—	—	0.13
Goodwill impairment	—	—	4.01	—
Customer inventory buybacks	—	—	0.01	—
COVID-19	0.01	—	0.10	—
Other, net	—	0.01	0.01	0.04
Tax effect of applicable non-GAAP adjustments(1)	(0.01)	(0.03)	(1.18)	(0.18)
Adjusted net income per diluted common share(2)	$0.06	$0.11	$(0.48)	$0.39

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss) applicable to common shares, GAAP basis	$1,855	$1,903	$(482,778)	$(15,390)
Restructuring and impairment charges, net	1,956	2,538	34,120	18,060
Strategic development and acquisition related costs	5,791	13,517	19,341	50,185
Non cash gain on foreign currency transactions	(2,368)	(970)	(1,068)	(2,054)
Non cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	188	—	641	576
COVID-19	1,874	—	12,508	—
Other, net	(214)	946	1,245	4,726
Tax effect of applicable non-GAAP adjustments(1)	(1,879)	(4,168)	(148,230)	(22,813)
Adjusted net income applicable to common shares(2)	$7,203	$13,766	$(61,050)	$49,539

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$1,191,369	$1,244,415	$4,617,369	$4,889,747
Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	10,561	8,358	59,464
Pro forma net sales	$1,191,369	$1,254,976	$4,625,727	$4,949,211

Gross profit	$267,200	$288,036	$1,050,320	$1,088,419
	22.4%	23.1%	22.7%	22.3%

Operating income, GAAP	$71,381	$65,610	$(266,506)	$214,736
Restructuring and impairment charges, net	1,956	2,538	34,277	18,060
Strategic development and acquisition related costs	5,791	13,517	19,341	50,185
Non cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	188	—	641	576
COVID-19	1,874	—	12,508	—
Other, net	(214)	946	1,245	4,726
Adjusted operating income	80,976	82,611	304,677	304,532

Other income (loss), net	494	518	469	1,183
Depreciation and amortization	72,189	72,279	284,602	263,764
Share-based compensation expense	4,488	3,465	17,056	14,078
Adjusted EBITDA	$158,147	$158,873	$606,804	$583,557

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	2,638	1,869	9,626
Pro forma Adjusted EBITDA	$158,147	$161,511	$608,673	$593,183
Pro forma Adjusted EBITDA as a % of pro forma net sales	13.3%	12.9%	13.2%	12.0%
(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the period January 1, 2019 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Windows

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$511,586	$495,868	$1,889,625	$1,930,447

Gross profit	$90,367	$94,243	$347,856	$353,089
	17.7%	19.0%	18.4%	18.3%

Operating income (loss), GAAP	$29,148	$30,499	$(223,646)	$92,538
Restructuring and impairment charges, net	310	339	7,499	1,865
Strategic development and acquisition related costs	—	2,893	16	19,947
Goodwill impairment	—	—	320,990	—
COVID-19	921	—	6,844	—
Other, net	349	2,905	601	3,442
Adjusted operating income	30,728	36,636	112,304	117,792

Other income (expense), net	8	(385)	(107)	(838)
Depreciation and amortization	30,840	22,134	121,519	94,737
Adjusted EBITDA	$61,576	$58,385	$233,716	$211,691
Adjusted EBITDA as a % of net sales	12.0%	11.8%	12.4%	11.0%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$293,756	$270,806	$1,141,946	$1,111,407
Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	10,561	8,358	59,464
Pro forma net sales	293,756	281,367	1,150,304	1,170,871

Gross profit	$78,405	$68,757	$308,466	$277,583
	26.7%	25.4%	27.0%	25.0%

Operating income (loss), GAAP	$30,986	$14,927	$(61,930)	$66,273
Restructuring and impairment charges, net	65	599	2,966	8,761
Strategic development and acquisition related costs	2,043	—	10,158	—
Non-cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	176,774	—
Customer inventory buybacks	188	—	641	576
COVID-19	14	—	81	—
Other, net	138	(1,458)	(1,213)	(1,195)
Adjusted operating income	33,434	14,068	127,477	90,664

Other income (expense), net	(22)	264	(32)	(52)
Depreciation and amortization	28,669	37,435	113,737	121,004
Adjusted EBITDA	62,081	51,767	241,182	211,616

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	2,638	1,869	9,626
Pro forma Adjusted EBITDA	$62,081	$54,405	$243,051	$221,242
Pro forma Adjusted EBITDA as a % of pro forma net sales	21.1%	19.3%	21.1%	18.9%
(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to September 28, 2019 and January 1, 2020 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Commercial

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$386,027	$477,741	$1,585,798	$1,847,893

Gross profit	$98,428	$125,036	$393,998	$457,747
	25.5%	26.2%	24.8%	24.8%

Operating income, GAAP	$49,944	$58,637	$159,586	$201,073
Restructuring and impairment charges, net	(157)	823	20,270	2,790
Strategic development and acquisition related costs	—	4,041	(262)	10,534
Goodwill impairment	—	—	5,407	—
COVID-19	60	—	2,645	—
Other, net	76	345	1,021	2,636
Adjusted operating income	49,923	63,846	188,667	217,033

Other income (expense), net	243	(102)	680	753
Depreciation and amortization	11,549	11,591	45,213	44,550
Adjusted EBITDA	$61,715	$75,335	$234,560	$262,336
Adjusted EBITDA as a % of net sales	16.0%	15.8%	14.8%	14.2%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$308,417	$229,608
Less: Capital expenditures	(81,851)	(121,085)
Free cash flow	$226,566	$108,523